Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

Smith Barney Aggressive Growth Fund Inc.:

We consent to the use of our report, incorporated herein by reference, dated October 21, 2005, for Smith Barney Aggressive Growth Fund Inc. as of August 31, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

March 9, 2006